EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NEOGEN CORPORATION AND SUBSIDIARIES

May 31, 2026

WHERE INCORPORATED
Acumedia Manufacturers, Inc.	Michigan, U.S.
CAP IM Supply, LLC	Delaware, U.S.
CAP Supply, LLC	Delaware, U.S.
Chem-Tech, Ltd.	Michigan, U.S.
Delf (UK) Limited	England, U.K.
Falcon New OpCo, LLC	Delaware, U.S.
GeneSeek Australia	Australia
GeneSeek Canada Properties I, Inc.	Canada
GeneSeek Canada, Inc.	Canada
Geneseek Inc.	Nebraska, U.S.
GeneSeek UK Ltd	United Kingdom
Genetic Veterinary Services, LLC	Delaware, U.S.
Hacco, Inc.	Michigan, U.S.
Megazyme, Ltd.	Ireland
NeoG Corp.	Philippines
Neogen Argentina S.A.	Argentina
Neogen Asia (Thailand) Co, Ltd	Thailand
Neogen Australasia Pty Limited	Australia
Neogen Bio-Scientific Technology (Shanghai) Co., Ltd.	China
Neogen Chile SpA	Chile
Neogen Colombia SAS	Colombia
Neogen do Brasil Productos Para Labratories LTDA.	Brazil
Neogen DR, S.r.l.	Dominican Republic
Neogen Europe Limited	Scotland, U.K.
Neogen Food and Animal Security (India) PVT, LTD	India
Neogen Food Safety Brazil, Ltda	Brazil
Neogen Food Safety Canada Corporation	Canada
Neogen Food Safety Corporation	Delaware, U.S.
Neogen Food Safety Euro Holdings, Ltd	England, U.K.
Neogen Food Safety Switzerland GmbH	Switzerland
Neogen Food Safety UK Holdings, Ltd	England, U.K.
Neogen Food Safety UK, Ltd	England, U.K.
Neogen Food Safety US HoldCo Corporation	Delaware, U.S.
Neogen Germany GmbH	Germany
Neogen Guatemala S.A.	Guatemala
Neogen Ireland Limited	Ireland
Neogen Italia S.r.l.	Italy
Neogen Japan Kabushiki Kaisha	Japan
Neogen Korea Limited	South Korea
Neogen Latinoamerica S.A.P.I. DE C.V.	Mexico
Neogen Poland Sp. Zoo	Poland
Neogen Properties II, LLC	Michigan, U.S.
Neogen Properties III, LLC	Michigan, U.S.
Neogen Properties IX, LLC	Michigan, U.S.
Neogen Properties V, LLC	Michigan, U.S.
Neogen Properties VI, LLC	Michigan, U.S.
Neogen Properties VII, LLC	Nebraska, U.S.
Neogen Uruguay S.A.	Uruguay
Rogama Industria e Comercio Ltda.	Brazil
US Genomics Headco LLC	Delaware, U.S.

All subsidiaries listed above are 100% owned by Neogen Corporation and included in the consolidated financial statements of the Company.